Consent of Ernst & Young LLP, Independent Auditors


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, Class B, and Class C Prospectus and Class Y Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated February 18, 2003, in Post-Effective Amendment Number 20 to the Registration Statement (Form N-1A No. 33-65822) of Pioneer Real Estate Shares.





                                                          /s/ Ernst & Young LLP
                                                          ERNST & YOUNG LLP


Boston, Massachusetts
April 28, 2003